AMENDMENT TO MASTER AGREEMENT

     Amendment (the “Amendment”) to the Agreement, dated September 2, 2014, by and among First Surgical Partners Holdings, Inc., a Delaware corporation (“First Surgical”), and Northstar Healthcare Inc., a British Columbia corporation (“Northstar”) (the “Master Agreement”). Capitalized terms not otherwise set forth herein shall have the meanings specified for such terms in the Master Agreement.

     The Master Agreement is hereby amended as follows:

     1. Article V. Certain Covenants and Agreements is amended to add the following: “Section 5.4 Advance. Within ten (10) days from the date of this Agreement, First Surgical shall provide to Northstar a list of trade payables of FS Surgical and FS Hospital needing immediate payment (“Immediate Payables List”). The aggregate amount of trade payables on the Immediate Payables List (the “Immediate Payables Amount”) shall not exceed $500,000. Promptly following receipt of the Immediate Payables List, Northstar shall advance to Newco an amount equal to the Immediate Payables Amount, which shall constitute an advance on the Northstar Capital Contribution (the “NS Advance”). Newco shall use the NS Advance to advance FS Surgical and FS Hospital an equivalent amount (the “FS Advance”). FS Surgical and FS Hospital shall use the FS Advance to promptly make payments of the payables reflected on the Immediate Payables List. After Newco has made the FS Advance and prior to Closing, First Surgical agrees that all collections received by FS Surgical and FS Hospital will be applied to the payment of trade payables and operating expenses, specifically excluding any payments for accelerated loan repayments (but not required payments of interest and principal), real property leases, and/or management fees. Effective September 1, 2014, Newco will recognize all revenues and expenses related to revenues and expenses of FS Surgical and FS Hospital. In the event that Closing does not occur, First Surgical will cause repayment to Newco of the FS Advance.

     2. Section 7.4 is deleted and replaced in its entirety by the following:

     “Section 7.4 Northstar Capital Contribution. Simultaneous with the Closing, Northstar shall make the Northstar Capital Contribution, less the NS Advance made under Section 5.4 hereof.”

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     IN WITNESS WHEREOF, Northstar and First Surgical have executed this Amendment effective as of the ___day of September, 2014.

NORTHSTAR HEALTHCARE INC.

By:
Name:
Title:

FIRST SURGICAL PARTNERS
HOLDINGS, INC.

By:
Name:
Title: